Consent of Independent Registered Public Accounting Firm

We have issued our report dated December 23, 2020, with respect to the consolidated financial statements included in the Annual Report of SIFCO Industries, Inc. on Form 10-K for the year ended September 30, 2020. We consent to the incorporation by reference of said report in the Registration Statements of SIFCO Industries, Inc. on Forms S-8 (File No. 333-239591, File No. 333-219842, File No. 333-176224 and File No. 333-150963).

/s/ GRANT THORNTON LLP

Cleveland, Ohio
December 23, 2020